Exhibit 10.114
                                 --------------


                           MEMORANDUM OF UNDERSTANDING
                                FOR AMENDMENT OF
                       $500,000 CXI BRIDGE LOAN DOCUMENTS

         1. Transaction: (i) Securities Purchase Agreement by and among Commodore Environmental Services, Inc., a Delaware corporation ("COES") Commodore Applied Technologies, Inc., a Delaware corporation ("CXI"), and Mathers Associates, Klass Partners, Ltd., Jon Paul Hannesson and Stephen A. Weiss, Esq. (individually an "Investor" and collectively, the "Investors"), (ii) corresponding 12% Senior Secured Promissory Notes due July 13, 2001 (the "Notes") originally issued in the aggregate principal amount of up to $500,000 issued to the Investors in the proportion shown on Schedule A annexed hereto,
(iii) the Security Agreement (iv) the Registration Rights Agreement, (v) the "DRM Undertaking", and all other documents executed and delivered incident thereto, all dated as of November 13, 2000 (collectively the "Bridge Loan Documents").

         2. Amendments: Notwithstanding anything to the contrary in the Bridge Loan Documents, the Investors, CXI and COES hereby agree to amend the Bridge Loan Documents as follows:

         (a). The Maturity Date (as defined in the Notes) of all Notes will be extended so that all of the unpaid principal and accrued interest on the Notes shall be payable on or before January 1, 2004. The Notes shall be subject to mandatory prepayment as set forth in 2(b) below.

         (b). The Notes will be subject to earlier mandatory prepayment or whole or in part, as the case may be, out of all net proceeds in excess of $3.0 million which CXI or any subsidiary of CXI shall receive from any third party in connection with any on or more debt and/or equity cash financings. Any such mandatory prepayments shall be applied first to accrued and unpaid interest and net to principal in the order of first maturing indebtedness. CXI shall provide the Investors (or its representative, Greenberg Traurig, LLP) with true copies of all letters of intent or related written proposals acceptable to CXI which are received by CXI in connection with any such external financings, not later than 10 days from receipt of same; failure to so provide the Investors with such copies to represent an event of default under the Notes.

         (c) An "event of default" under the Notes (as restated by the terms of this Memorandum of Understanding ("MOU")) shall consist of: (i) CXI's failure to register under the Securities Act of 1933, as amended, for the benefit of the Investors all shares of CXI common stock and shares issuable under the CXI warrants described herein, pursuant to an effective registration statement on Form S-3 or Form S-1 by not later than August 31, 2003; or (ii) the voluntary or involuntary filing of any proceedings against CXI under Chapter 11 of the Federal Bankruptcy Act or similar state statutes.

         (d). Contemporaneously herewith, CXI shall (i) extend the expiration date on Warrants previously issued pro rata, to the Investors on April 16, 2001, for 1,000,000 shares of CXI common stock, each such warrant to have an exercise price equal to the April 5, 2001 closing price for CXI's common stock (i.e., $0.05 per share) and will now expire on April 16, 2004; (ii) CXI shall issue to the Investors, pro rata, warrants for an additional 500,000 shares of CXI common stock in the form as that attached hereto, each such warrant to have an exercise price equal to the October 29, 2002 closing price for CXI's common stock (i.e., $0.05 per share) and will expire on January 1, 2005. The warrants will contain cashless exercise features and the shares of CXI common stock issuable upon exercise of the warrants will be included in S-3 registration statement that CXI will file with the SEC by May 31, 2003. In all other respects, the warrants shall be subject to the same registration rights as are contained in the Registration Rights Agreement; and (iii) CXI shall cancel the Warrant issued to the Investors on January 24, 2002, pro rata, for 500,000 shares of CXI common stock, with an exercise price equal to the January 24, 2002 closing price for CXI's common stock (i.e., $0.15 per share).

         (e). CXI will file an S-3 registration statement with the SEC by May 31, 2003 and shall cause such registration statement to be declared effective by the SEC by not later than August 31, 2003.

         (f). The Investors shall subordinate their security agreement in their Collateral (as defined in the Security Agreement) in favor of any lender to the extent of the first $3.0 million of net proceeds (after selling commissions but before other customary closing costs) received by CXI in connection with any indebtedness owed by CXI to such third party lender; provided, that such third party lender shall not be any affiliate of CXI.

         3. Holders Representations. The Investors will, and hereby do, represent that: (i) they are and since November 13, 2000, have been, the holders of the Notes, (ii) they have full power and authority to agree to the terms herein, and to make execute and deliver this Memorandum of Understanding and
(iii) if subsequent definitive agreements are necessary to implement this Memorandum of Understanding, at the time thereof, they will have full power and authority to agree to the terms herein, and to make execute and deliver such definitive agreements.

         4. Representations by Corporation Parties. Each corporation party separately represents to the Investors and to each other corporation party that
(i) it has full power and authority to agree to the terms herein, and to make execute and deliver this Memorandum of Understanding (ii) this Memorandum of

Understanding has been duly approved and authorized by the board of directors of CXI; and (iii) if subsequent definitive agreements are necessary to implement this Memorandum of Understanding, at the time thereof, it will have full power and authority to agree to the terms herein, and to make execute and deliver such definitive agreements.

         5. No default. Each investor hereby acknowledges and agrees that when each party to this Memorandum of Understanding has executed and delivered this Memorandum Of Understanding to each other party and when each of the conditions precedent set forth below have been met, the Notes and all other Bridge Loan Documents shall be deemed to be in compliance as of the Effective Date hereof.

         6. Definitive Agreements. Any party hereto may request the preparation of and execution and delivery by each party hereto of definitive agreements which definitive agreements shall incorporate the terms hereof. In the absence of the making, preparation and delivery of these agreements, this Memorandum of Understanding is and shall be the definitive agreement of the parties with respect the amendment of the Bridge Loan Documents.

         7. Conditions Precedent. It shall be a condition precedent of the effectiveness to this Memorandum of Understanding that on or before 1:00 P.M. on Monday, February 10, 2003 each party hereto shall execute and deliver by facsimile transmission a copy of this Memorandum of Understanding to each other party hereto. This MOU may be executed in counterparts, each of which shall constitute an original.

         8. Incorporation by reference. All of the representations and warranties made by each of the parties to the Security Purchase Agreement are incorporated herein by reference and are hereby deemed to be made to each other party as fully as if set forth at length herein. Except as otherwise set forth herein, the Bridge Loan Documents shall remain in full force and effect as of their original effective date according to the terms contained therein and binding upon the parties thereto and hereto.

         9. Counterpart, Delivery and Fax Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The direct or indirect delivery by hand delivery, mail, courier, facsimile or otherwise, by any party hereto to any other party hereto bearing the facsimile signature of such party shall be deemed to be execution and delivery of an original counterpart version of this Memorandum of Understanding and shall be deemed to be effective and binding upon such person.


                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Memorandum of Understanding this 18th day of November 2002 and made effective as of the 29th day of October 2002 (the "Effective Date").




                                    COMMODORE APPLIED TECHNOLOGIES, INC.


                                    By:  /s/ James M. DeAngelis
                                    ---------------------------
                                    Name:  James M. DeAngelis
                                    Title:    Chief Financial Officer





                                    INVESTORS:

                                    MATHERS ASSOCIATES


                                    /s/ Norbert J. Zeelander
                                    ------------------------
                                    Norbert J. Zeelander, General Partner


                                    KLASS PARTNERS, LTD

                                    /s/ Misha Krakowsky
                                    -------------------
                                    Misha Krakowsky, President



                                    /s/ Jon Paul Hannesson
                                    ----------------------
                                    Jon Paul Hannesson



                                    /s/ Stephen A. Weiss
                                    --------------------
                                    Stephen A. Weiss


                             Schedule A - INVESTORS

------------------------------------------------------------------------------------------------------------------------------------
                              Amount of Original    Number of Cancelled Warrants  Number of New Warrants for  Number of Warrants for
   Name and Address:        Investment on November   for CXI Common Stock issued   CXI Common Stock issued   CXI Common Stock issued
                                   13, 2000               January 24, 2002:           October 29, 2002:           on April 16, 2001
                                                                                                               subject to extension:
------------------------------------------------------------------------------------------------------------------------------------
Mathers Associates
C/o Norbert Zeelander              $150,000                    166,667                     166,667                     300,000
230 Mathers Road
Ambler, PA 19002
------------------------------------------------------------------------------------------------------------------------------------
Jon Paul Hannesson
165 East 66th Street               $ 75,000                     83,332                      83,332                      150,000
Apt. 7D
New York, New York 10021
------------------------------------------------------------------------------------------------------------------------------------
Stephen A. Weiss
315 West End Avenue                $ 25,000                     27,778                      27,778                       50,000
Apartment 4B
New York, NY 10023
------------------------------------------------------------------------------------------------------------------------------------
Klass Partners, Ltd.
C/o Misha Krakowski                $250,000                    222,222                     222,222                     500,000
10 Tsamarot Street
Apt. 152
Hertzelia, Israel 46432
------------------------------------------------------------------------------------------------------------------------------------
Total . . . .                      $500,000                    500,000                     500,000                    1,000,000
------------------------------------------------------------------------------------------------------------------------------------